EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Stephen L. Gulis Jr. (616) 866-5570

WOLVERINE WORLD WIDE, INC.
ANNOUNCES 2005 EARNINGS PER SHARE UP 16.5%,
EXCEEDING COMPANY'S ESTIMATES

          Rockford, Michigan, February 8, 2006 - Wolverine World Wide, Inc. (NYSE: WWW) today reported record revenue and earnings per share for its fourth quarter and 2005 fiscal year, marking its fifth consecutive year of record results.

          The Company achieved record revenue totaling $1.061 billion for its 2005 fiscal year ended on December 31, 2005, a 7.0 percent increase over 2004 revenue of $991.9 million. For the fourth quarter of 2005, the Company reported revenue of $321.0 million, a 4.4 percent increase over fourth quarter 2004 revenue of $307.4 million.

          Fiscal 2005 earnings per share grew to a record $1.27, which reflected a 16.5 percent increase over the $1.09 reported in 2004 and exceeded the Company's earnings per share estimate previously announced in December. Included in the reported $1.27 earnings per share is a one-time tax expense of $0.02 per share from the repatriation of $41.5 million of foreign earnings which occurred in the fourth quarter of 2005 and allowed the Company to take advantage of tax relief under the American Jobs Creation Act of 2004. Fourth quarter 2005 earnings per share increased to $0.36, a 5.9 percent increase over fourth quarter 2004 earnings per share of $0.34. Excluding the impact of foreign earnings repatriation, earnings per share growth for the fourth quarter of 2005 would have been 11.8 percent.

          "We are very pleased to report the Company's strong financial performance in 2005, highlighted by Wolverine World Wide crossing the $1.0 billion dollar mark in revenue for the first time in the Company's 123-year history," stated Timothy J. O'Donovan, the Company's Chairman and CEO. "Our business model, which leverages our strong portfolio of global brands, continues to drive consistent growth and exceptional earnings performance."

          "For fiscal 2005, operating margin expanded to 10.7 percent, a 60 basis point improvement over 2004," reported the Company's CFO, Stephen L. Gulis Jr. "Gross margin expanded 50 basis points for the year. Strong expense controls produced 10 basis points of annualized expense leverage while the Company invested in new initiatives including Merrell Apparel and Patagonia Footwear.

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4Q/YE 2005	page 2

          "The financial strength of the business has never been better, as we generated a record $119 million in cash from operating activities, achieved an 11.8 percent inventory reduction and improved our cash collections. These results have allowed us to reduce debt by $11.5 million, repurchase Company shares totaling $63.7 million, invest in new growth initiatives and end the year with a cash balance of $85.3 million."

          Mr. O'Donovan concluded, "Our 2005 year-end backlog is up more than 11 percent over the prior year-end level reflecting the strength of our global brand portfolio. To drive the Company's future growth, we have announced a new vision, which is 'To Excite Consumers Around The World With Innovative Footwear And Apparel That Bring Style To Purpose.' Our objectives are clear: to advance the brands in our portfolio to worldwide leadership positions and invest in initiatives that will extend our brands into categories beyond footwear.

          "During 2006, the Company will be making significant investments in new growth initiatives including Merrell Apparel and Patagonia Footwear. Including these investments, we are confirming our 2006 estimates with a revenue range of $1.110 to $1.130 billion and an earnings per share range of $1.34 to $1.40. The earnings per share estimate includes the estimated expense of FAS123(R) stock incentive expense totaling approximately $.04 per share."

          The Company will host a conference call at 10:00 a.m. EST today to discuss these results and current business trends. To listen to the call at the Company's website, go to www.wolverineworldwide.com, click on "For Our Investors" in the navigation bar, click on "Conference Call" from the top navigation bar of the "For Our Investors" page, and then click on "Webcast." To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company's website through February 22, 2006.

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson®, Patagonia® and Stanley®. The Company's products are carried by leading retailers in the U.S. and globally in over 170 countries. For additional information, please visit our website, www.wolverineworldwide.com.

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4Q/YE 2005	page 3

          This press release contains forward-looking statements, including those relating to 2006 sales and earnings, new business initiatives, corporate growth and expansion into apparel. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in duty structures in countries of import and export including anti-dumping measures being considered in Europe with respect to leather footwear imported from China and Vietnam and safety footwear imported from China and India; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies, including the Chinese Yuan, and the relative value to the U.S. Dollar; integration and operations of newly acquired and licensed businesses; the development of new initiatives in apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; the conclusion of the year-end audit by the independent auditors and any potential adjustments; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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WOLVERINE WORLD WIDE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000's, except share and per share data)

	16 Weeks Ended		52 Weeks Ended
	December 31, 2005	January 1, 2005	December 31, 2005	January 1, 2005
Revenue	$321,002	$307,368	$1,060,999	$991,909
Cost of products sold	205,324	192,364	655,800	617,774
Gross profit	115,678	115,004	405,199	374,135

Selling and administrative expenses	83,404	84,284	291,891	274,125
Operating profit	32,274	30,720	113,308	100,010

Interest expense	619	749	1,911	3,245
Other expense (income)	322	(462)	150	(305)
	941	287	2,061	2,940
Earnings before income taxes
and minority interest	31,333	30,433	111,247	97,070
Income taxes	10,889	9,590	36,780	30,879

Earnings before minority interest	20,444	20,843	74,467	66,191
Minority interest	-	134	-	253

Net earnings	$20,444	$20,709	$74,467	$65,938

Diluted earnings per share	$.36	$.34	$1.27	$1.09

CONDENSED BALANCE SHEETS
(Unaudited)
($000's)

	December 31, 2005	January 1, 2005
ASSETS:
Cash & cash equivalents	$85,258	$72,172
Receivables	157,119	151,174
Inventories	161,347	182,924
Other current assets	17,024	24,586
Total current assets	420,748	430,856
Plant & equipment, net	93,202	94,930
Other assets	112,630	113,786
Total Assets	$626,580	$639,572
LIABILITIES & EQUITY:
Current maturities on long-term debt	$10,972	$11,735
Accounts payable and other accrued liabilities	93,065	98,516
Total current liabilities	104,037	110,251
Long-term debt	21,439	32,169
Other non-current liabilities and minority interest	38,783	38,861
Stockholders' equity	462,321	458,291
Total Liabilities & Equity	$626,580	$639,572